EXHIBIT 10.1

PROMISSORY NOTE

$150,000.00	Dallas, Texas
April 22, 2004

FOR VALUE RECEIVED, ADVANCED MATERIALS GROUP, INC., a Nevada corporation (“Debtor”), hereby promises to pay to [ROBERT E. DELK] [TIMOTHY R. BUSCH] or his assigns (“Holder”), the sum of One Hundred Fifty Thousand Dollars ($150,000.00) in immediately available funds and in lawful money of the United States of America as provided below.  The principal amount of this Promissory Note (this “Note”), together with interest accrued on such principal amount as provided in Section 1 hereof, is due and payable in full on July 21, 2004 (the “Maturity Date”).

1.                                       Interest.  Commencing on the date hereof, Debtor shall pay simple interest on the unpaid principal balance of this Note from the date hereof until fully paid computed on the basis of the actual number of days elapsed from the date of this Note to and including the Maturity Date at a rate per annum equal to ten percent (10%). Interest accrued on the outstanding principal amount of this Note is due and payable together with the principal amount of this Note on the Maturity Date, in accordance with the immediately preceding paragraph of this Note. In the event any Event of Default (as defined below) has occurred and is continuing, then, in any such event, the outstanding principal amount and accrued interest on this Note shall bear interest at a rate per annum equal to the lesser of twelve percent (12%) or the maximum interest rate permitted by applicable law (the “Default Rate”) until such Event of Default has been cured to the reasonable satisfaction of Holder. An Event of Default shall no longer be continuing and shall be deemed to be cured for purposes of this Note upon the cessation or correction of the circumstances which caused the Event of Default; provided, however, that (x) Holder has not already initiated or exercised its rights or remedies under this Note in such a manner as to render the foregoing cessation and correction inapplicable in the circumstances; (y) all interest, fees, costs, expenses and other obligations due to Holder resulting from or caused by such Event of Default have been paid to Holder; and (z) no other Event of Default has occurred and is continuing.

2.                                       Optional Payments of Principal and Interest.  At any time prior to the Maturity Date, Debtor may prepay the outstanding balance of principal and accrued interest, in whole or in part, without premium or penalty. All payments hereunder received from Debtor by the Holder shall be applied first to interest and then to principal.

3.                                       Issuance of Warrants. On or prior to May 14, 2004, Debtor shall execute and issue to the Holder a Warrant in the form attached hereto as Exhibit A pursuant to which Holder shall have the right to acquire up to 50,000 shares of Common Stock of Debtor, subject to and in accordance with the terms and conditions set forth therein. In addition to and cumulative with such other rights and remedies as Holder may have hereunder and under applicable law, upon the occurrence of an Event of Default under clause (i) of Section 4 hereof, Debtor shall execute and issue to the Holder another Warrant in the form attached hereto as Exhibit A pursuant to which Holder shall have the right to acquire up to an additional 50,000 shares of Common Stock of Debtor, subject to and in accordance with the terms and conditions set forth therein.

4.                                       Events of Default. Upon the occurrence of any of the following events of default (each, an “Event of Default”), unless Debtor shall have cured such default to the reasonable satisfaction of the Holder within ten (10) business days after the occurrence of such event of default, then, at the option of the Holder, the entire balance of principal and interest shall be automatically accelerated and immediately become due and payable without notice, presentment for payment, demand, protest, notice of protest or notice of dishonor or other act of any kind by or on behalf of the Holder, all of which are hereby expressly waived, and Holder shall be entitled to exercise any and all of its rights and remedies available to it pursuant to this Note or at law:

(i)                                     Debtor fails to make any payment of principal and interest when due in accordance with the provisions of this Note;

(ii)                                  the making of an assignment for the benefit of creditors by Debtor or any other party liable for the payment of this Note, or the voluntary appointment (at the request of any such party or with the consent of any such party) of a receiver, custodian, liquidator or trustee in bankruptcy of any such party’s property or the filing by and such party of a petition in bankruptcy or other similar proceeding under any law for relief of debtors; or

(iii)                               the filing against any party liable for the payment of this Note of a petition in bankruptcy or other similar proceeding under any law for relief of debtors, or the involuntary appointment of a receiver, custodian, liquidator or trustee in bankruptcy of any such party’s property, where such petition or appointment is not vacated or discharged within sixty (60) days after the filing or making thereof.

5.                                       Manner of Payment.  Payments of principal and interest shall be made in lawful money of the United States of America (by wire transfer in funds immediately available at the place of payment) to such account as Holder may designate in writing to Debtor. Any payments due hereunder which are due on a day which is not a business day shall be payable on the first succeeding business day and such extension of time shall be included in the computation of interest due hereunder.

6.                                       Debtor Liable.  Debtor shall remain primarily liable on this Note until full payment hereof in accordance with the terms hereof, unaffected by any forbearance or extension of time, any guaranty or assumption by others, or by any other matter, as to all of which notice is hereby waived by Debtor. Without limiting the generality of the foregoing, the granting or allowance of any extension or extension of time for the payment of any sum or sums due hereunder, or for the performance of any covenant, condition or agreement thereof or hereof, or any other action or failure to act by Holder shall in no way release or discharge the liability of Debtor, except upon full payment of this Note in accordance with the terms of this Note or as expressly agreed to in writing by Holder.  The failure of Holder to exercise any right or remedy under this Note shall not constitute a waiver thereof, unless expressly waived in writing by Holder.

7.                                       Severability.  The terms and provisions of this Note are severable. In the event of the unenforceabilty or invalidity of any one or more of the terms, covenants, conditions or provisions of this Note under any applicable law, such terms, covenant, condition or provision shall be deemed stricken from this Note and such unenforceability or invalidity shall not render any other term, covenant, condition or provision hereof unenforceable or invalid. In the event any waiver by Debtor hereunder is prohibited by applicable law, such waiver shall be deemed to be deleted herefrom.

8.                                       Extension of Time.  Holder, at its option, may extend the time for payment of this Note, postpone the enforcement hereof, or grant any other indulgences without affecting or diminishing Holder’s right to recourse against Debtor, which right is expressly reserved.

9.                                       Attorneys’ Fees.  If this Note is collected by or through an attorney at law on behalf of Holder, then Debtor shall be obligated to pay, in addition to the principal balance and accrued interest hereof, reasonable attorneys’ fees incurred by Holder and court costs.

10.                                 Time is of the Essence. Time is of the essence with respect to this Note.

11.                                 Governing Law.  The terms and provision of this Note are governed by and shall be construed in accordance with the laws of the State of Nevada, without reference to the choice of law principles thereof.

IN WITNESS WHEREOF, Debtor has executed this Note on the date first above written.

ADVANCED MATERIALS GROUP, INC.

By:
Robert E. Delk, President and CEO

EXHIBIT A

FORM OF WARRANT

Attached.